FS Investment Corporation 8-K

Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 20, 2013 (together with all exhibits and schedules hereto, this “Sixth Amendment”), is entered into by and between BROAD STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower and DBNY are parties to a Credit Agreement dated as of March 10, 2010 by and among the Borrower and DBNY, as Administrative Agent and as a Lender, as (i) amended pursuant to that First Amendment to Credit Agreement and to Security Agreement dated as of July 13, 2010, (ii) further amended pursuant to that Second Amendment to Credit Agreement dated as of November 10, 2010, (iii) further amended and restated pursuant to that Third Amendment to Credit Agreement dated as of January 28, 2011, (iv) amended pursuant to that Fourth Amendment to Credit Agreement dated as of March 23, 2012, and (v) further amended pursuant to that Fifth Amendment to Credit Agreement dated as of March 22, 2013 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and, the Credit Agreement, as amended by this Sixth Amendment, the “Amended Credit Agreement”).

B. The parties hereto desire, among other things, to (i) extend the Scheduled Commitment Termination Date, (ii) reduce the Maximum Commitment, (iii) provide for certain termination rights and (iv) make certain other related amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a)                Section 2.02(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“Each Lender’s commitment to make Loans hereunder shall automatically terminate, and the Maximum Commitment shall be reduced to zero, upon the Commitment Termination Date. The Borrower may voluntarily, from time to time, permanently reduce the amount of the Maximum Commitment upon at least sixty (60) days’ prior written notice (subject to Clause (b) below) to the Administrative Agent specifying the amount of such reduction, which notice shall be irrevocable once given; provided that (i) no reduction may reduce the

Maximum Commitment below $25,000,000 unless the Maximum Commitment is reduced to zero; (ii) any partial reduction of the Maximum Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; (iii) no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then aggregate outstanding Loans and (iv) any such reduction shall be applied to reduce (x) first, the Tranche C Commitment, if any, until such Tranche C Commitment is zero; (y) second, the Tranche B Commitment, if any, until such Tranche B Commitment is zero; and (z) thereafter the Tranche A Commitment. The Administrative Agent shall promptly notify each Lender of the receipt of any such notice and the pro rata reduction of such Lender’s Commitment.”

(b)               Section 2.02(b) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“Borrower may reduce the Maximum Commitment in accordance with Section 2.02(a) in all respects (except for the notice period) on at least ten (10) Business Days’ prior written notice to the Administrative Agent if Borrower, concurrently with or prior to the effectiveness of any such reduction in the Maximum Commitment, pays (without duplication) to the Administrative Agent, for the account of the Lenders, a fee equal to the difference between (x) the Commitment Fee that would have accrued on the amount of such reduction during the sixty (60) day notice period pursuant to Section 2.02(a), or, if fewer, the number of days from (and including) the date of such notice to (and excluding) the Scheduled Commitment Termination Date, and (y) the Commitment Fee that accrued on such amount during the shortened notice period elected pursuant to this Section 2.02(b).”

(c)                The following clauses (c) and (d) are hereby added to Section 2.02 of the Credit Agreement:

“(c) The Lenders may voluntarily, from time to time, subject to Section 9.13(a), permanently reduce the amount of the Maximum Commitment upon at least sixty (60) days’ (such 60-day period, the “OET Period”) prior written notice (subject to Clause (d) below) to the Borrower specifying the amount of such reduction.

(d) If the Lenders reduce the Maximum Commitment in accordance with Section 2.02(c), DBNY shall maintain its Commitment during the OET Period in an amount equal to the least of: (i) the outstanding principal amount of the Loans as of the close of business on the day on which the Lenders provided the notice of such reduction (such day, the “Termination Notice Day”), (ii) the average outstanding principal amount of the Loans over the thirty (30) Business Days immediately preceding the Termination Notice Day, (iii) the outstanding principal amount of the Loans as of the close of business on any Business Day following and including the Termination Notice Day, and (iv) the Maximum Commitment.”

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(d)               Section 2.03(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Setup Fee. The Borrower shall pay to DBNY a Setup Fee in an amount and at the time as set forth in the fee letter between DBNY and the Borrower dated as of December 20, 2013 (the “December 2013 Fee Letter”). The Borrower agrees that, once paid, the fees or any part thereof payable hereunder are irrevocable and non-refundable under any circumstances. The December 2013 Fee Letter supersedes all prior fee letters, which remain valid and enforceable until the execution of the December 2013 Fee Letter.”

(e)                Section 2.04 of the Credit Agreement is hereby amended by replacing the phrase “45 days” in the first sentence with the phrase “60 days”.

(f)                Section 9.03(b) of the Credit Agreement is hereby amended by deleting the table in clause (ii) thereof and replacing it with the following:

Name	Telephone Number	Email Address
Gerald F. Stahlecker	(215) 495-1169	jerry.stahlecker@franklinsquare.com
Michael C. Forman	(215) 495-1160	michael.forman@franklinsquare.com
Stephen S. Sypherd	(215) 495-1185	stephen.sypherd@franklinsquare.com
Ken Miller	(215) 495-1164	ken.miller@franklinsquare.com
Angelina Perkovic	(212) 503-2146	angelina.perkovic@gsocap.com
Sal Aloia	(212) 503-6982	sal.aloia@gsocap.com
Andrew Jordan	(212) 503-2118	andrew.jordan@gsocap.com

(g)               Section 9.13(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(a) waive any condition set forth in Section 4.01 (other than Section 4.01(l)) or reduce the Maximum Commitment pursuant to Section 2.02(c) without the written consent of each Lender with a Commitment or outstanding Loan, in each case, greater than zero;”

(h)               The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“December 2013 Fee Letter” has the meaning set forth in Section 2.03(a).

(i)                 The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

“Commitment Fee” means zero.

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $125,000,000 or (y) such lesser

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amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Lender Commitment Reduction, Applicable Margin Adjustments and Margin Requirement Changes) and (b) on and after the Commitment Termination Date, zero.

“Scheduled Commitment Termination Date” means December 20, 2014.

“Tranche A Commitment” means $125,000,000 (as adjusted for any reductions of the Tranche A Commitment due to a corresponding reduction of the Maximum Commitment pursuant to Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment); provided that on and after the Commitment Termination Date the Tranche A Commitment shall be zero.

(j)                 The definition of “March 2013 Fee Letter” in Annex I to the Credit Agreement is hereby deleted in its entirety.

(k)               The definition of “Additional Margin Requirement” in Section 1(a) of Annex II to the Credit Agreement is hereby amended by replacing the value “40%” in subclause (iv)(y)(D) thereof with the value “25%”.

(l)                 The definition of “Excluded Investments” in Section 2 of Annex II to the Credit Agreement is hereby amended by:

                                                                          (i)                inserting the following at the end of clause (viii) thereof:

“provided, however, that no Bank Loan shall constitute an Excluded Investment on the basis of this clause (viii) for a period of three weeks after the closing date with respect to such Bank Loan if such Bank Loan has been arranged by two or more Approved Banks;”

                                                                        (ii)                deleting the word “and” at the end of clause (xxvi) thereof;

                                                                       (iii)                replacing “.” at the end of clause (xxvii) thereof with “; and”; and

                                                                       (iv)                inserting the following as clause (xxviii) thereof:

“(xxviii) Bank Loans with a Stated Maturity greater than seven years after the date of acquisition of such Bank Loans, unless approved by the Administrative Agent in its sole discretion.”

(m)             The definition of “Portfolio Limitations” in Section 2 of Annex II to the Credit Agreement is hereby amended by replacing the value “40%” in clause (i) thereof with the value “25%”.

(n)               Annex II-A-2 to the Credit Agreement is hereby replaced with Schedule I hereto.

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(o)               Annex II-A-4 to the Credit Agreement is hereby replaced with Schedule II hereto.

(p)               Annex II-B-1 to the Credit Agreement is hereby replaced with Schedule III hereto.

(q)               Annex II-B-2 to the Credit Agreement is hereby replaced with Schedule IV hereto.

(r)                Annex II-B-3 to the Credit Agreement is hereby replaced with Schedule V hereto.

(s)               Annex II-B-4 to the Credit Agreement is hereby replaced with Schedule VI hereto.

(t)                Annex II-B-5 to the Credit Agreement is hereby replaced with Schedule VII hereto.

(u)               Annex II-C-1 to the Credit Agreement is hereby replaced with Schedule VIII hereto.

(v)               Annex II-C-2 to the Credit Agreement is hereby replaced with Schedule IX hereto.

(w)              Annex II-C-5 to the Credit Agreement is hereby replaced with Schedule X hereto.

(x)               Schedule 8 to the Credit Agreement is hereby amended by deleting IDC from the list of Approved Pricing Services therein.

(y)               The signature page of Deutsche Bank AG, New York Branch, as Lender, on and after December 20, 2013 shall be replaced with its signature page hereto.

Section 2.                Conditions Precedent. It shall be a condition precedent to the effectiveness of this Sixth Amendment that each of the following conditions are satisfied:

(a)                Agreements. The Administrative Agent shall have received executed counterparts of this Sixth Amendment and the December 2013 Fee Letter duly executed and delivered by an Authorized Representative of the Borrower.

(b)               Evidence of Authority. The Administrative Agent shall have received:

(1)               a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Sixth Amendment Closing Date, as to:

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 (i)    the authority of the Borrower to execute and deliver this Sixth Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Sixth Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii)     the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Sixth Amendment and the other Credit Documents to be executed and delivered in connection with this Sixth Amendment and to act with respect to this Sixth Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii)     the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Fourth Amendment to Credit Agreement; and

(2)            such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c)                The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Sixth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1)               all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)               all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Sixth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3)               all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Sixth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4)               no Default or Event of Default shall be continuing.

(d)               Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FB Income, in form and

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substance reasonable satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e)                Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent amending and restating the Manager Letter entered into in connection with the Credit Agreement.

(f)                Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent amending and restating the Equity Owner Letter entered into in connection with the Credit Agreement.

(g)               FB Income Letter. The Administrative Agent shall have received from FB Income a letter in the form of Exhibit C hereto addressed to the Administrative Agent amending and restating the FB Income Letter entered into in connection with the Credit Agreement.

(h)               Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Credit Agreement and the December 2013 Fee Letter.

(i)                 After giving effect to any requested Borrowing on the Sixth Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j)                 Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Sixth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Sixth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Sixth Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3.                Miscellaneous.

(a)                GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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(b)               Amendments, Etc. None of the terms of this Sixth Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)                Severability. If any one or more of the covenants, agreements, provisions or terms of this Sixth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Sixth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Sixth Amendment.

(d)               Counterparts. This Sixth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e)                Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)                Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Sixth Amendment.

(g)               Entire Agreement. This Sixth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

BROAD STREET FUNDING LLC,
as Borrower

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Executive Vice President

[Signature Page to Sixth Amendment]

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG, NEW YORK
BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
Name:	Ian R. Jackson
Title:	Director

By:	/s/ Satish Ramakrishna
Name:	Satish Ramakrishna
Title:	Managing Director

[Signature Page to Sixth Amendment]

DEUTSCHE BANK AG, NEW YORK
BRANCH, as Lender

By:	/s/ Ian R. Jackson
Name:	Ian R. Jackson
Title:	Director

By:	/s/ Satish Ramakrishna
Name:	Satish Ramakrishna
Title:	Managing Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Type of Commitment	Amount of Commitment	Percentage of Tranche
Tranche A Commitment	$125,000,000	100%
Tranche B Commitment	$0	0%
Tranche C Commitment	$0	0%

Total Commitment	$125,000,000
Applicable Percentage	100%
[Signature Page to Sixth Amendment]

SCHEDULE I

Annex II-A-2

Base Margin Requirement – Bank Loans

	Outstanding Facility Size
	Greater than or equal to $400 million		Greater than or equal to $150 million and less than $400 million
	Number Of Pricing Sources
Spread To Maturity	Greater than 5	2, 3, 4 or 5	Greater than 5	2, 3, 4 or 5
Less than or equal to 2.50%	15%	18%	25%	28%
Greater than 2.50% and less than or equal to 6.00%	17%	20%	27%	30%
Greater than 6.00% and less than or equal to 9.00%	22%	25%	32%	35%
Greater than 9.00% and less than or equal to 12.00%	28%	31%	38%	41%
Greater than 12.00% and less than or equal to 15.00%	32%	35%	42%	45%
Greater than 15.00% and less than or equal to 18.00%	37%	40%	47%	50%
Greater than 18.00% and less than or equal to 20.00%	42%	45%	52%	55%
Greater than 20.00%	TBA	TBA	TBA	TBA

“TBA” means as advised to the Manager/Borrower, in writing, by the Administrative Agent on a case by case basis and, until so advised, 100%.

The base rate will be determined based on a linear interpolation of the loan spread to maturity between the table boundaries. The minimum base rate will be the rate in the 250bps loan spread level.

Schedule I

SCHEDULE II

Annex II-A-4

Base Margin Requirement – Corporate Bond Securities

Bond Price (Credit Spread Larger than 20.00%, Maturity Less than 1 year)	Margin Rate
Larger than 75	38.7%
Equal to or larger than 60 and less than or equal to 75	43.2%
Less than 60	100%

* Corporate Bond Securities with Credit Spreads greater than 20% will only be financed up to 20% of the aggregate Market Value of all Eligible Investments.

Schedule II

SCHEDULE III

Annex II-B-1

Additional Margin Requirement – Bank Loans

Principal Balance	Margin Rate
Greater than $10 million and less than or equal to $20 million	3.5%
Greater than $20 million and less than or equal to $30 million	7%
Greater than $30 million and less than or equal to $40 million	8.5%
Greater than $40 million	TBA

“TBA” means as advised, in writing, by the Administrative Agent on a case by case basis, and until so advised, 100%.

Schedule III

SCHEDULE IV

Annex II-B-2

Additional Margin Requirement – Bank Loans

Aggregate Market Value for such Bank Loans and Corporate Bond Securities of a single Obligor (when summing up the Obligor concentration across the entire portfolio) as a percentage of the aggregate Market Value for all Eligible Investments

Additional Margin Requirement
Greater than 5% and less than or equal to 15%	4.5%
Greater than 15% and less than or equal to 25%	13%
Greater than 25%	100%

Schedule IV

SCHEDULE V

Annex II-B-3

Additional Margin Requirement – Bank Loans

Aggregate Market Value for such Bank Loans of a single Obligor Industry (when summing up the industry concentration across the entire portfolio) as a percentage of the aggregate Market Value for all Eligible Investments

Additional Margin Requirement
Greater than 15% and less than or equal to 25%	4.5%
Greater than 25% and less than or equal to 50%	17%
Greater than 50%	43%

Schedule V

SCHEDULE VI

Annex II-B-4

Additional Margin Requirement – Bank Loans

Market Value for such Bank Loan as a percentage of the Outstanding Facility Size	Additional Margin Requirement
Greater than 5% and less than or equal to 10%	6.5%
Greater than 10% and less than or equal to 25%	13%
Greater than 25% and less than or equal to 50%	43%
Greater than 50%	100%

Schedule VI

SCHEDULE VII

Annex II-B-5

Additional Margin Requirement – Bank Loans

Aggregate Market Value for all Second Lien Loans as a percentage of the aggregate Market Value of all Eligible Investments	Additional Margin Requirement
Greater than 10% and less than or equal to 15%	5%
Greater than 15% and less than or equal to 20%	10%
Greater than 20% and less than or equal to 25%	15%
Greater than 25%	100%

Schedule VII

SCHEDULE VIII

Annex II-C-1

Additional Margin Requirement – Corporate Bond Securities

Issue Size	Additional Margin Requirement
Less than $200 million	9%

Aggregate Market Value for such Bank Loans and Corporate Bond Securities of a single Obligor as a percentage of the aggregate Market Value for all Eligible Investments	Additional Margin Requirement

Greater than 5% and less than or equal to 15%	4.5%
Greater than 15% and less than or equal to 25%	13%
Greater than 25%	100%
Schedule VIII

SCHEDULE IX

Annex II-C-2

Additional Margin Requirement – Corporate Bond Securities

Par Value for such Corporate Bond Securities as a percentage of the Outstanding Facility Size	Additional Margin Requirement
Greater than 5% and less than or equal to 10%	6.5%
Greater than 10% and less than or equal to 25%	13%
Greater than 25% and less than or equal to 50%	43%
Greater than 50%	100%

Schedule IX

SCHEDULE X

Annex II-C-5

Additional Margin Requirement – Corporate Bond Securities

Aggregate Market Value for all Corporate Bond Securities with such Obligor Sector (when summing up the sector concentration across the entire portfolio) as a percentage of the aggregate Market Value for all Eligible Investments

Additional Margin Requirement
Greater than 25% and less than or equal to 50%	4.5%
Greater than 50%	25%

Schedule X